EXHIBIT 10.2

                              AMENDMENT NUMBER TWO
                         TO LOAN AND SECURITY AGREEMENT


         This AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "AMENDMENT") is entered into as of October 16, 2002, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("LENDER"), and PENINSULA GAMING COMPANY, LLC, a Delaware limited liability company ("BORROWER"), with reference to the following:

         WHEREAS, Lender and Borrower have entered into that certain Loan and Security Agreement, dated as of February 23, 2001, as amended by that certain letter agreement, dated as of March 8, 2001, as further amended by that certain Amendment Number One to Loan and Security Agreement, dated as of February 15, 2002, and as further amended, restated, supplemented, or otherwise modified from time to time (the "LOAN AGREEMENT"), pursuant to which Lender has agreed to make certain loans and financial accommodations available to Borrower;

         WHEREAS, subject to the terms and conditions set forth herein, Borrower and Lender have decided to amend the Loan Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINED TERMS. All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

         2. AMENDMENTS TO THE LOAN AGREEMENT.

         (a) SECTION 1.1 of the Loan Agreement hereby is amended by adding the following defined terms thereto in proper alphabetical order:

                  "PERMANENT PAYDOWN AMOUNT" means the amount set forth in the following table for the applicable period set forth opposite thereto:

         ------------------------------ ----------------------------------------
               APPLICABLE AMOUNT                     APPLICABLE PERIOD
         ------------------------------ ----------------------------------------
                    $50,000                       October 21, 2002 through
                                                      November 14, 2002
         ------------------------------ ----------------------------------------
                   $100,000                       November 15, 2002 through
                                                       December 14, 2002
         ------------------------------ ----------------------------------------
                   $150,000                       December 15, 2002 through
                                                        January 14, 2003
         ------------------------------ ----------------------------------------
                   $200,000                       January 15, 2003 through
                                                        February 14, 2003
         ------------------------------ ----------------------------------------
                   $250,000                       February 15, 2003 through
                                                        March 14, 2003
         ------------------------------ ----------------------------------------


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

         ------------------------------ ----------------------------------------
                   $300,000                        March 15, 2003 through
                                                        April 14, 2003
         ------------------------------ ----------------------------------------
                   $350,000                        April 15, 2003 through
                                                        May 14, 2003
         ------------------------------ ----------------------------------------
                   $400,000                        May 15, 2003 through
                                                        June 14, 2003
         ------------------------------ ----------------------------------------
                   $450,000                        June 15, 2003 through
                                                        July 14, 2003
         ------------------------------ ----------------------------------------
                   $500,000                        July 15, 2003 through
                                                        August 14, 2003
         ------------------------------ ----------------------------------------
                   $550,000                        August 15, 2003 through
                                                        September 14, 2003
         ------------------------------ ----------------------------------------
                   $600,000                        September 15, 2003 through
                                                       October 14, 2003
         ------------------------------ ----------------------------------------
                   $650,000                        October 15, 2003 through
                                                       November 14, 2003
         ------------------------------ ----------------------------------------
                   $700,000                        November 15, 2003 through
                                                        December 14, 2003
         ------------------------------ ----------------------------------------
                   $750,000                        December 15, 2003 through
                                                        January 14, 2004
         ------------------------------ ----------------------------------------
                   $800,000                        January 15, 2004 through
                                                        February 14, 2004
         ------------------------------ ----------------------------------------
                   $850,000                        February 15, 2004 through
                                                         March 14, 2004
         ------------------------------ ----------------------------------------
                   $900,000                        March 15, 2004 through
                                                          April 14, 2004
         ------------------------------ ----------------------------------------
                   $950,000                        April 15, 2004 through
                                                       May 14, 2004
         ------------------------------ ----------------------------------------
                  $1,000,000                       May 15, 2004 through
                                                       June 14, 2004
         ------------------------------ ----------------------------------------
                  $1,050,000                        June 15, 2004 through
                                                      July 14, 2004
         ------------------------------ ----------------------------------------
                  $1,100,000                      July 15, 2004 through
                                                     August 14, 2004
         ------------------------------ ----------------------------------------
                  $1,150,000                     August 15, 2004 through
                                                    September 14, 2004
         ------------------------------ ----------------------------------------
                  $1,200,000                     September 15, 2004 through
                                                     October 14, 2004
         ------------------------------ ----------------------------------------
                  $1,250,000                       October 15, 2004 through
                                                       November 14, 2004
         ------------------------------ ----------------------------------------
                  $1,300,000                      November 15, 2004 through
                                                       December 14, 2004
         ------------------------------ ----------------------------------------
                  $1,350,000                      December 15, 2004 through
                                                       January 14, 2005
         ------------------------------ ----------------------------------------


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

         ------------------------------ ----------------------------------------
                  $1,400,000                     January 15, 2005 through
                                                  the February 14, 2005
         ------------------------------ ----------------------------------------
                  $1,450,000                   February 15, 2003 through
                                                 the Maturity Date"
         ------------------------------ ----------------------------------------


                  "SECOND AMENDMENT" means that certain Amendment Number Two to Loan and Security Agreement, dated as of October 16, 2002, by and between Borrower and Lender."

                  "SECOND AMENDMENT EFFECTIVE DATE" means the date that all of the conditions set forth in SECTION 3 of the Second Amendment shall be satisfied (or waived by Lender in writing in its sole discretion)."

         (b) The definition of "MAXIMUM REVOLVER AMOUNT" hereby is amended by deleting the text "$12,500,000" appearing in such definition and inserting the text "$12,500,000 MINUS the Permanent Paydown Amount".

         3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The prior or concurrent satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment:

         (a) Lender shall have received this Amendment duly executed by the parties hereto, which shall be in full force and effect;

         (b) Lender shall have received the reaffirmation and consent attached hereto as EXHIBIT "A" duly executed by OED I, which shall be in full force and effect;

         (c) The representations and warranties in this Amendment, the Loan Agreement, and the other Loan Documents shall be true and correct, in all material respects, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were, to such extent, true and correct, in all material respects, as of such earlier date;

         (d) After giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein; and

         (e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Lender, or any of their Affiliates.

         4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within Borrower's powers, have been duly


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

authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by Borrower.

         5. CHOICE OF LAW. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

         6. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         7. EFFECT ON LOAN DOCUMENTS.

         (a) The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof. The consents and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a modification or consent to any further or other matter under the Loan Documents.

         (b) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

         (c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

         8.  FURTHER   ASSURANCES.   Borrower  shall  execute  and  deliver  all
agreements, documents, and instruments, in form and substance reasonably satisfactory to Lender, and take all actions as Lender may reasonably request from time to time, to perfect and maintain the perfection of Lender's security interests in the Collateral and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement.

         9. ENTIRE AGREEMENT. This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.



                                PENINSULA GAMING COMPANY, LLC, a Delaware limited liability company


                                By   /s/ Natalie A. Schramm
                                    --------------------------------------------
                                Name:    Natalie A. Schramm
                                       -----------------------------------------
                                Title:   Chief Financial Officer
                                        ----------------------------------------


                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation


                                By   /s/ Kurt R. Marsden
                                    --------------------------------------------
                                Name:    Kurt R. Marsden
                                       -----------------------------------------
                                Title:   S.V.P.
                                        ----------------------------------------


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